UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway NE, 8th Floor

Atlanta, GA 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 5, 2026, Newell Brands Inc. (the “Company”) announced that it launched and priced a private offering of $600 million aggregate principal amount of 6.250% senior unsecured notes due 2031 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Notes (the “Offering”) is expected to close on August 19, 2026, subject to customary closing conditions. Copies of the press releases announcing the offering and pricing of the Notes are attached hereto as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company intends to use the net proceeds from the sale of the Notes in the Offering to redeem in full its outstanding 6.375% senior notes due 2027 (the “2027 Notes”), pay related fees and expenses in connection with the Offering and the redemption, and repay a portion of the amount outstanding under its five-year asset-based revolving credit facility, dated as of July 30, 2026. The redemption is conditioned on the consummation of the Offering or an alternative debt financing in an aggregate principal amount of at least $500 million on terms and conditions acceptable to the Company in its sole and absolute discretion. Neither this Current Report on Form 8-K nor anything contained herein shall constitute a notice of redemption or an offer to redeem or purchase any of the outstanding 2027 Notes.

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the Notes will not be and have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2026 announcing the offering of the Notes

99.2	Press Release dated August 5, 2026 announcing the upsizing and pricing of the Notes

104	Cover Page Interactive Data File (formatted as inline XBRL and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: August 5, 2026	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary